UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2011 (June 21, 2011)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

SIGNATURE

Item 1.01 – Entry into Material Definitive Agreement

On June 21, 2011 CardioGenics Inc. (“CardioGenics”), an Ontario corporation and subsidiary of CardioGenics Holdings Inc. (the “Company”), entered into an Intellectual Property Assignment & License Agreement (the “Assignment & License Agreement”) with Luxspheres Inc., an Ontario corporation and a wholly-owned subsidiary of CardioGenics (“Luxspheres”), pursuant to which (a) CardioGenics transferred to Luxspheres its proprietary technologies in connection with its magnetic microspheres and nanospheres (the “Beads Technology”); (b) all related intellectual property rights in connection with the Beads Technology; (c) all agreements entered into by CardioGenics in connection with the Beads Technology (the (“Beads Agreements”); and (d) all product lots of  magnetic microspheres and nanospheres produced by CardioGenics or in cooperation with third parties pursuant to any of the Beads Agreements, which are not intended for use in CardioGenics’ point-of-care diagnostic platform (the “Transfer”).

Under the Agreement and immediately following the Transfer, Luxspheres granted to CardioGenics an exclusive, perpetual, royalty-free, worldwide right and license to use, employ, develop, sublicense and commercialize the Beads Technology (and any enhancements to such technology hereafter developed by Luxspheres or its successors and assigns) solely for purposes in connection with its point-of-care diagnostic platform business, as further described in the Assignment & License Agreement.

The foregoing description of the Assignment & License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment & License Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A press release issued by the Company in connection with the Assignment & License Agreement is also included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Intellectual Property Assignment & License Agreement dated June 21, 2011 between CardioGenics Inc., an Ontario corporation and Luxspheres Inc., an Ontario corporation

99.1	Press Release dated June 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: June 22, 2011